Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 20, 2023

THIS OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON
FEBRUARY 17, 2023, UNLESS THE OFFER IS EXTENDED

Any questions concerning the offer or this letter of transmittal can be directed to: (888) 484-1944

THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS MUST BE SUBMITTED TO ZELL CAPITAL (THE “FUND”) ONLINE BY FOLLOWING THE INSTRUCTIONS PROVIDED VIA EMAIL OR BY DELIVERING THE LETTER OF TRANSMITTAL TO THE FUND BY MAIL AT:

U.S. mail (Regular):	Zell Capital c/o U.S. Bank Global Fund Services P.O. Box 701 Milwaukee, WI 53201-0701
U.S. mail (Overnight):	Zell Capital c/o U.S. Bank Global Fund Services 615 East Michigan Street, 3rd Floor Milwaukee, WI 53202

SUBMISSION BY ANY OTHER MEANS WILL NOT CONSTITUTE VALID DELIVERY TO THE FUND.

THE OFFER TO PURCHASE AND THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

IF YOU WANT TO RETAIN YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

LADIES AND GENTLEMEN:

This letter of transmittal is provided in connection with the Fund’s offer dated January 20, 2023 to purchase all of its shares of beneficial interest (“Shares”). As of December 31, 2022, the Fund had 35,686.25 shares of beneficial interest outstanding. The Fund is a Delaware statutory trust that operates as an internally managed registered closed-end management investment company. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Fund, the number of Shares specified below in Section B for purchase by the Fund at a price equal to $20 per share (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer”). The Offer to Purchase will expire at 11:59 p.m., Eastern Time, on February 17, 2023 (the “Expiration Date”), unless extended.

Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Fund, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer.

The name(s) and address(s) of the registered owner(s) should be printed exactly as on the subscription agreement accepted by the Fund in connection with the purchase of the Shares.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Fund may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Fund for payment will constitute a binding agreement between the Signatory and the Fund upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Fund will be made as promptly as practicable by the Fund following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Fund by check or wire transfer to the account identified by the undersigned below.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in the Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

A.     Shareholder Information

Beneficial Owner Information

Name	Name
Address	Address

Social Security/ Tax ID	Social Security/ Tax ID
Phone Number	Phone Number

Shares are held through an individual retirement account or other qualified pension account: ☐YES  ☐NO

B.     Number of Shares Being Tendered (select one option)

☐ All Shares owned as of the Expiration Date

☐ Other number of Shares: _____

C.     Remittance Information (select one option)

If no option is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).

☐ Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Fund.

☐ Remit payment in the name of the owner(s) directly to the bank account of the owner(s) or custodian of record, as applicable, on record with the Fund. If no such bank account information is on record with the Fund, payment will be remitted in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Fund.

☐ Remit payment to, and in the name of, the following third party:

Name:	_________________________________________________________________
Address:	_________________________________________________________________
(street) (city/state) (zip)

☐ Remit payment in the name of the following account holder and to the following bank account via ACH:

Bank Name: ____________________________________________________________________
Bank Routing No.: _______________________________________________________________
Bank Account No.: _______________________________________________________________
Bank Account Holder Name: ______________________________________________________
Bank Account Holder Social: ______________________________________________________
Security or Tax ID No.: ___________________________________________________________

D.     Cost Basis (Information Required for Tax Reporting Purposes)

Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Fund is required to know the cost accounting method the owner(s) would like the Fund to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Fund will use its chosen default method, First-In, First-Out (FIFO). Note that the Fund’s default method may not be the most tax advantageous method. The owner(s) may want to consult their financial advisor or tax professional before completing this section.

Select one option then complete the additional information requested, if applicable:

☐ First-In, First-Out (FIFO)

First-In, First-Out uses the first lots purchased into the account to determine the cost basis of the Shares and to calculate the gain or loss.

☐ Specific Share Identification

Specific Share Identification allows the owner(s) to select the Shares from any purchase or reinvested lot that has not previously been sold. Indicate in the table below the number of Shares and date of purchase for each lot to be repurchased in this transaction. To the extent all Shares tendered are not accepted by the Fund, the Fund will use the Shares listed in the first row of the table and proceed to the next row(s) as necessary until all Shares accepted by the Fund are accounted.

NUMBER OF SHARES	DATE OF PURCHASE
____________	____________
____________	____________

E.     Signatures

The Signatory authorizes and instructs the Fund to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Fund, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Fund in connection with the Offer the number of Shares indicated in Section B “Number of Shares Being Tendered” above.

Name of Beneficial Owner	Name of Beneficial Owner
Title of Signatory If Acting In Representative Capacity	Title of Signatory If Acting In Representative Capacity
Signature	Signature
Date	Date

INSTRUCTIONS TO LETTER OF TRANSMITTAL

THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1. Delivery of Letter of Transmittal.    This Letter of Transmittal, properly completed and duly executed, should be submitted to the Fund, online by following the instructions provided via email or by delivering the Letter of Transmittal to the Fund by mail at:

U.S. mail (Regular):	Zell Capital c/o U.S. Bank Global Fund Services P.O. Box 701 Milwaukee, WI 53201-0701
U.S. mail (Overnight):	Zell Capital c/o U.S. Bank Global Fund Services 615 East Michigan Street, 3rd Floor Milwaukee, WI 53202

A properly completed and duly executed Letter of Transmittal must be received by the Fund by 11:59 P.M., Eastern Time, on February 17, 2023 unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Fund pursuant to the Offer in all cases only after receipt by the Fund of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory, and the delivery will be deemed made only when actually received.

2. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Fund in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by U.S. Bank Global Fund Services, the Fund’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Fund of such person’s authority to so act must be submitted.

3. Withholding.    The Fund is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Fund any amounts that the Fund is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts will be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

4. Determinations of Validity.    All questions as to the form of documents and the validity of Shares will be resolved by the Fund in its sole discretion, whose determination will be final and binding, subject to the rights of tendering Shareholders to challenge the Fund’s determination in a court of competent jurisdiction. The Fund reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Fund or its counsel, be unlawful. The Fund reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

NEITHER THE FUND NOR ITS BOARD OF TRUSTEES WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

5. Requests for Assistance or Additional Copies.    Shareholders may obtain additional copies of this Letter of Transmittal at the Fund’s website, zellcapital.com, or by calling (888) 484-1944. Shareholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Fund. Shareholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company, or other nominee.

6. Backup Withholding.    Each holder that desires to tender Shares must, unless an exemption applies, provide the Fund with a correct, completed, and signed Form W-9 or other appropriate form, as necessary. Failure to do this will subject the shareholder to U.S. federal backup withholding on the portion of the gross proceeds paid to such shareholder or other payee pursuant to the Offer.

The Fund may be required to withhold a portion of the gross proceeds paid to a U.S. shareholder or other payee pursuant to the Offer unless either: (a) the U.S. Shareholder has completed and submitted to the Fund a Form W-9, providing the U.S. Shareholder’s employer identification number or social security number as applicable, and certifying under penalties of perjury that: (1) such number is correct; (2) either (i) the U.S. Shareholder is exempt from backup withholding, (ii) the U.S. Shareholder has not been notified by the IRS that the U.S. Shareholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (iii) the IRS has notified the U.S. Shareholder that the U.S. Shareholder is no longer subject to backup withholding; or (b) an exception applies under applicable law.

If backup withholding applies, the Fund is required to withhold a portion of any payment made to the Shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding of U.S. Shareholders is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

* * *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND MUST BE RECEIVED BY THE FUND AS SPECIFIED ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.